Kesselman & Kesselman
Certified Public Accountants
Trade Tower, 25 Hamered Street
Tel Aviv 68125 Israel
P.O Box 452 Tel Aviv 61003
Telephone +972-3-7954555
Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated March 31, 2008 relating to the financial statements of Global Energy, Inc. (a development stage entity), which appears in such Registration Statement. We also consent to the reference to us under the headings experts in such Registration Statement.

Kesselman & Kesselman
Tel Aviv, Israel
April 11, 2008